Exhibit 10.4

EXECUTION VERSION

COMMON STOCK SUBSCRIPTION AGREEMENT

THIS COMMON STOCK SUBSCRIPTION AGREEMENT (the “Agreement”) is made as of January 27, 2009 by and between EXACT Sciences Corporation, a Delaware corporation (the “Company”), and Genzyme Corporation, a Massachusetts corporation (the “Investor”).

WITNESSETH:

WHEREAS, the Company and the Investor are contemporaneously entering into a Collaboration, License and Purchase Agreement (the “CLP Agreement”), dated as of the date hereof;

WHEREAS, the Company desires to issue and sell to the Investor and the Investor desires to purchase from the Company 3,000,000 shares (the “Purchased Shares”) of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) at a price per share of $2.00 (the “Purchase Price”) for a total purchase price of $6,000,000 (the “Total Purchase Price”), pursuant to the terms of this Agreement; and

WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain representations, warranties and covenants made by each to the other as an inducement to the execution and delivery of this Agreement and the conditions precedent to the consummation of the transactions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE PURCHASED SHARES

1.1           Authorization and Sale of the Purchased Shares.  Subject to the terms and conditions set forth in this Agreement, the Company has authorized the issuance and sale of up to 3,000,000 shares of Common Stock.

1.2           Agreement to Sell and Purchase the Purchased Shares.  Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as such term is defined in Section 1.3), the Purchased Shares for the Total Purchase Price.

1.3           Delivery of the Purchased Shares at Closing.

(a)           The completion of the purchase and sale of the Purchased Shares (the “Closing”) shall occur on the date on which the last of the conditions required to be satisfied or waived pursuant to Sections 1.3(b) and 1.3(c) is either satisfied or waived (other than conditions which by their nature are to be satisfied or waived at the Closing and are expected to be satisfied at the Closing) (the “Closing Date”), at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110 at 10:00 AM Eastern time, or at such other time and place as may be mutually agreed upon by the Company and the Investor.  At the Closing, the Company shall either:

(i)            deliver to the Investor a stock certificate representing the Purchased Shares registered in the name of the Investor or, if so indicated on the signature page hereto, in the name of a nominee designated by the Investor; or

(ii)           direct its transfer agent to deliver such certificate to the Investor (at the address of the Investor set forth on the signature page hereto) or to the Investor’s designated custodian (at such address as is provided to the Company prior to the Closing Date) within three business days after the Closing Date.

(b)           The Company’s obligation to issue the Purchased Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company in writing at any time in its sole discretion:

(i)            the representations and warranties of the Investor set forth herein shall be true and correct in all respects as of the Closing Date (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

(ii)           no proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official;

(iii)          the sale of the Purchased Shares by the Company will not be prohibited by any law or governmental order or regulation; and

(iv)          the Company shall have received a wire transfer of funds to the account designated by the Company in Exhibit A in the full amount of the Purchase Price for all of the Purchased Shares being purchased hereunder.

(c)           The Investor’s obligation to purchase the Purchased Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor in writing at any time in its sole discretion:

(i)            the representations and warranties of the Company set forth herein shall be true and correct as of the Closing Date in all respects (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date);

(ii)           all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects;

(iii)          no proceeding challenging this Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the

Closing, shall have been instituted or be pending before any court, arbitrator, governmental body, agency or official;

(iv)          the purchase of the Purchased Shares by the Investor will not be prohibited by any law or governmental order or regulation;

(v)           the transactions contemplated by the CLP Agreement shall have been consummated on or before the Closing Date; and

(vi)          the Company shall have delivered to the Investor: (a) a certificate signed by its Chief Executive Officer certifying that the conditions specified in Section 1.3(c) with respect to the Company have been fulfilled; (b) a copy of a certificate executed by the Secretary of the Company attesting and certifying to the truth and correctness of the Certificate of Incorporation of the Company, the By-laws of the Company and the resolutions adopted by the Company’s Board of Directors in connection with the transactions contemplated by this Agreement; (c) a good standing certificate of the Company from the Secretary of State for the State of Delaware dated within five (5) business days of the Closing Date; and (d) an opinion from counsel to the Company addressed to the Investor in the form of Exhibit B.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed by the Company in the Exchange Act Documents (as defined below), the Company hereby represents, warrants and covenants to the Investor, as follows:

2.1           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed or furnished by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), including, without limitation, its most recent report on Form 10-K (all of the foregoing filed at least two business days prior to the date hereof, including all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the “Exchange Act Documents”), and is registered or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification, except where the failure to be so authorized, qualified or in good standing would not have a Material Adverse Effect (as defined below).  No proceeding to which the Company is a party has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company’s sole subsidiary, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), is EXACT Sciences Securities Corporation, a Massachusetts securities corporation.  The Company’s Sixth Amended and Restated Certificate of Incorporation, as in effect on the date hereof, and Amended and Restated

By-laws, as in effect on the date hereof, are each filed as exhibits in the Exchange Act Documents.

(a)           For purposes of this Agreement:

(i)            “Person” shall mean an individual, corporation, limited liability company, joint venture, partnership, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity that may be treated as a person under applicable law.

(ii)           “Material Adverse Effect” shall mean any material adverse effect, or any development that would reasonably be expected to result in a material adverse effect, on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company or on the transactions contemplated hereby.

(iii)          “Trading Market” shall mean the NASDAQ Capital Market for so long as the Company’s shares of Common Stock are listed on such market, and, if the Company’s shares of Common Stock are no longer listed on the NASDAQ Capital Market, such other U.S. national securities exchange or any other U.S. system of automated dissemination of quotations of securities prices on which the Company’s shares of Common Stock are then listed or quoted.

2.2           Due Authorization and Valid Issuance.  The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized, validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as rights to indemnity and contribution may be limited by state or federal securities laws, (ii) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, or (iii) as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The issuance, sale and delivery of the Purchased Shares in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company.  The Purchased Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

2.3           Non-Contravention.  The execution and delivery of this Agreement, the issuance and sale of the Purchased Shares under this Agreement, the fulfillment of the terms of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) (including any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company) under, (i) any bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its properties are bound, (ii) the certificate of incorporation, by-laws or other organizational documents of the Company, or (iii) any law, regulation, ordinance or order of any court or governmental agency, arbitration panel or authority or the rules of the Trading Market applicable to the Company or its properties, except in the case of clauses (i) and (iii) for any such conflicts, violations or defaults which would not have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which it is bound or to which any of the property or assets of the Company is subject, except to the extent that such acceleration would not have a Material Adverse Effect.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body or any other Person is required for the execution and delivery of this Agreement by the Company, the valid issuance and sale of the Purchased Shares to be sold pursuant to this Agreement and the performance by the Company of its other obligations hereunder, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

2.4           Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share.  As of November 3, 2008, 27,247,381 shares were issued and outstanding, consisting of 27,247,381 shares of Common Stock and no shares of preferred stock.  The Company has not issued any capital stock since the date above other than pursuant to (i) employee benefit plans disclosed in the Exchange Act Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Act Documents.  The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth in or contemplated by the Exchange Act Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing and except as provided herein or as disclosed in the Exchange Act Documents, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Purchased Shares or the issuance and sale thereof.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Purchased Shares.  Except as disclosed in the Exchange Act Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.5           Legal Proceedings.  There is no material legal or governmental proceeding pending to which the Company is a party or of which the business or property of the Company is subject other than the warning letter from, and subsequent correspondence with, the U.S. Food and Drug Administration with respect to the PreGen-Plus testing service.

2.6           No Violations.  The Company is not (i) in violation of its certificate of incorporation, by-laws, or other organizational document; (ii) in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would have a Material Adverse Effect; or (iii) in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any property or assets of the Company is subject, which default, individually or in the aggregate, would have a Material Adverse Effect.

2.7           Governmental Permits, Etc.  With the exception of the matters which are dealt with separately in Sections 2.1 (Organization), 2.8 (Intellectual Property),  2.11 (Exchange Act Compliance), and 2.12 (Reporting Status), the Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department, or body that are currently necessary for the operation of the business of the Company as currently conducted and as described in the Exchange Act Documents except where the failure to currently possess would not have a Material Adverse Effect.  The Company has not received any notice of any actual proceeding relating to revocation or modification of any such franchise, license, certificate or other authorization except where such revocation or modification would not have a Material Adverse Effect.

2.8           Intellectual Property.

(a)           The Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, copyrights, trademarks, trade names, service marks, service names, and know-how (including trade secrets and other unpatented proprietary intellectual property rights) that are necessary to conduct its business in the manner in which it is presently conducted or contemplated to be conducted, except where the failure to have such ownership, exercise or right to use would not, individually or in the aggregate, have a Material Adverse Effect.

(b)           The Company has complied with the required duty of candor and good faith in dealing with the United States Patent and Trademark Office (the “PTO”) with respect to all patents or patent applications owned by the Company or licensed to the Company (the “Company Patents”), and, to the Company’s knowledge, all individuals to whom the duty of candor and good faith applies with respect to the Company Patents have complied with such duty, including the duty to disclose to the PTO all information believed to be material to the patentability of the Company Patents.  There are no legal or governmental proceedings pending relating to Company Patents other than proceedings in the PTO, or foreign patent office review of pending applications for patents, and, other than PTO (or patent offices in other jurisdictions) review of pending applications for patents, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities.

(c)           There are no pending or, to the Company’s knowledge, any threatened, nor has the Company received any notice of any, actions, suits, proceedings, claims or allegations by others that the Company, including through use of the Company Patents, is or will be infringing any patent, trade secret, trademark, service mark, copyright or other proprietary intellectual property rights.

(d)           The Company is not in breach of, and has complied in all respects with, all terms of, any of the license agreements under which the Company licenses a patent or patent application that covers technology necessary to conduct or used in the conduct of the Company’s business in the manner in which it is currently conducted, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           All employees of the Company have executed and delivered to and in favor of the Company an agreement regarding the protection of confidential and proprietary information and the assignment to the Company of all intellectual property rights arising from the services performed for the Company by such persons.

2.9           Financial Statements; Solvency.

(a)           The financial statements of the Company and the related notes contained in the Exchange Act Documents filed with the Securities and Exchange Commission (the “SEC”) since January 1, 2008 present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount except as otherwise described in such Exchange Act Documents.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the SEC and except as disclosed in the Exchange Act Documents.  The other financial information contained in such Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

(b)           Except as set forth in the Exchange Act Documents, the Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction, and has no present intention to so file.

2.10         No Material Adverse Change.  Except as disclosed in the Exchange Act Documents or contemplated by this Agreement or the CLP Agreement, since September 30, 2008 there has not been (i) any material adverse change in the financial condition or results of operations of the Company, (ii) any event affecting the Company which has had or would have a Material Adverse Effect, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business or (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

2.11         Compliance.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Trading Market.  Except as disclosed in the Exchange Act Documents, (i) the Company has taken no action designed to, or likely to have the effect of, terminating such registration and listing of the Common Stock, and (ii) the Company has not received any notification that the SEC, the Trading Market or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing.

2.12         Reporting Status.  Since January 1, 2008, the Company has filed or furnished with the SEC in a timely manner all of the documents that the Company was required to file or furnish under the Exchange Act.  As of the date of filing thereof, each Exchange Act Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC applicable to such Exchange Act Document.  None of the Exchange Act Documents, as of the date filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13         No Manipulation of Stock.  The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

2.14         Company Not an “Investment Company”.  The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  The Company is not, and immediately after receipt of payment for the Purchased Shares will not be, an “investment company” within the meaning of the Investment Company Act.

2.15         Embargoed Person.  The Company has no foreign operations and (i) none of the funds or other assets of the Company constitute or shall constitute property of, or shall be beneficially owned, directly or indirectly, by any person with whom U.S. persons are restricted from engaging in financial or other transactions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any executive orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the investments evidenced by the Purchased Shares are or would be in violation of law; (ii) no Embargoed Person has any interest of any nature whatsoever in the Company with the result that the investments evidenced by the Purchased Shares are or would be in violation of law; and (iii) none of the funds of the Company are derived from any unlawful activity with the result that the investments evidenced by the Purchased Shares are or would be in violation of law; provided, that with respect to the covenants contained in this Section 2.15, the Company may assume that the Investor is not an Embargoed Person.  The Company certifies that, to the Company’s knowledge, the Company has not been designated, and is not owned or controlled, by an Embargoed Person.

2.16                           Accountants.  To the Company’s knowledge, Ernst & Young LLP, which has expressed its opinion with respect to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

2.17                           Contracts.  The contracts filed as exhibits to the Exchange Act Documents filed with the SEC since January 1, 2008 are valid and enforceable against the Company in accordance with their respective terms, and are in full force and effect on the date hereof, except as to contracts whose term has expired.  The Company is not in breach of or default under any such contract, except as would not have a Material Adverse Effect.  The Company has filed with the SEC all contracts and agreements required to be filed by the Exchange Act prior to the Closing and the Company has not received a notice of termination and is not otherwise aware of any threats to terminate any contract or agreement required to be filed by the Exchange Act.

2.18                           Taxes.  The Company has filed all material federal, state and foreign income and franchise tax returns due to be filed as of the date hereof, taking into account all extensions, and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

2.19                           Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Purchased Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

2.20                           Private Offering.  Assuming the correctness of the representations and warranties of the Investor set forth in Article IV hereof, the offer and sale of the Purchased Shares hereunder shall be exempt from registration under the Securities Act.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Purchased Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.  Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Purchased Shares by any form of “general solicitation” or “general advertising” (as those terms are used in Regulation D under the Securities Act).

2.21                           Controls and Procedures.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of the Closing Date. Except as provided in the Exchange Act Documents, the Company maintains a system of internal control over financial reporting (as such term is defined in the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company’s certifying officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act) for the Company and they have (a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the periods in which the Exchange Act Documents have been prepared; (b) to the extent required by the Exchange Act, evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Exchange Act Documents their conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the periods covered by the Exchange Act Documents based on such evaluation; and (c) since the last evaluation date referred to in (b) above, there have been no material changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

2.22                           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.23                           Disclosure.  The representations and warranties of the Company contained in this Article II as of the date hereof and as of the Closing Date, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Investor will rely on the foregoing representations in purchasing the Purchased Shares.

ARTICLE III

AFFIRMATIVE COVENANTS OF THE COMPANY

The Company hereby covenants as follows:

3.1                                 Participation Right.

(a)                                  Participation Right.  Until December 31, 2010, the Investor shall have the right, but not the obligation, to purchase up to an amount equal to the Basic Amount (as defined below) of any sale, in a transaction not involving a public offering, of any (i) shares of Common Stock, (ii) any other equity securities of the Company, (iii) any debt securities which by their terms are convertible into or exchangeable for any equity security of the Company, (iv) any securities of the Company that are a combination of debt and equity, or (v) any options, warrants or other rights to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company (the “Offered Securities”), except as otherwise provided in this Section 3.1.  The Investor shall have the right to purchase that portion of the Offered Securities as the number of shares of Common Stock held by the Investor bears to the number of shares of Common Stock outstanding as of the date of the Offer (as defined below) (the “Basic Amount”), at a price and on such other terms (which, with respect to both price and other terms, are no less favorable than those offered to the other purchasers of the Offered Securities) as shall have been specified by the Company in writing delivered to the Investor (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of fifteen (15) business days from receipt of the Offer.  Notwithstanding the foregoing, if such Offered Securities consist of (x) shares of Common Stock or (y) options, warrants or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock, the price per share of Common Stock (or exercise price per share of Common Stock, as applicable) to the Investor shall be the greater of (1) the closing price of the Company’s Common Stock on the Trading Market on the business day immediately preceding the date that the Offer is delivered to the Investor and (2) $2.00 per share of Common Stock.

(b)                                 Notice of Acceptance.  Notice of the Investor’s intention to accept, in whole or in part, any Offer made shall be evidenced by a writing signed by the Investor and delivered to the Company prior to the end of the fifteen (15)-business day period of such Offer, setting forth such of the Basic Amount as the Investor elects to purchase and, if the Investor shall elect to purchase all of the Basic Amount, such additional Offered Securities as the Investor shall desire to purchase (the “Notice of Acceptance”).  The Investor shall be entitled to purchase only that portion of the Offered Securities as is equal to the Basic Amount, and if the Investor shall have indicated in the Notice of Acceptance a desire to purchase additional Offered Securities above the Basic Amount, the Company shall have the sole discretion as to the purchase by the Investor of any Offered Securities above such Basic Amount.  The purchase by the Investor of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Company and the Investor and their respective counsel.

(c)                                  Closing.  Upon the closing of the sale of the Offered Securities to the Investor, which shall occur on, or as soon as reasonably practicable after, the closing of the sale of the Offered Securities not offered to the Investor (which shall include full payment to the Company for the sale to such other Persons), the Investor shall purchase from the Company and the Company shall sell to the Investor the number of Offered Securities specified in the Notice of Acceptance upon the terms and conditions specified in the Offer.

(d)                                 Exceptions.  The rights of the Investor under this Section 3.1 shall not apply to:

(i)                                     any Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock;

(ii)                                  any capital stock or derivative thereof granted to an employee, director or consultant under a stock plan approved by the Board of Directors of the Company;

(iii)                               any securities issued as consideration for the acquisition of another entity by the Company by merger or share exchange (whereby the Company owns no less than fifty-one percent (51%) of the voting power of the surviving entity) or purchase of substantially all of such entity’s stock or assets, if such acquisition is approved by the Board of Directors;

(iv)                              any securities issued in connection with a strategic partnership, joint venture or other similar arrangement, provided that the purpose of such arrangement is not primarily the raising of capital and that such arrangement is approved by the Board of Directors;

(v)                                 any securities issued to a financial institution in connection with a bank loan or lease with such financial institution provided that such issuance is approved by the Board of Directors;

(vi)                              any securities issuable upon the exercise or conversion of options, warrants or other convertible or exercisable securities outstanding as of the Closing Date; and

(vii)                           any securities that, if acquired by the Investor pursuant to this Section 3.1, would result in the Investor beneficially owning (together with any affiliated entities) more than 9.99% of the Company’s then-outstanding Common Stock (taking into account the Offered Securities).

3.2                                 Registration of the Shares; Compliance with the Securities Act.

(a)                                  Registration Upon Request.

(i)                                     If, at any time after the Closing Date and prior to the third anniversary of the Closing Date, the Investor is or is deemed to be an “affiliate” of the Company within the meaning of Rule 144(a)(1) under the Securities Act, upon the request of the Investor, the Company shall use its reasonable best efforts to register under the Securities Act all or any portion of the Purchased Shares and any shares acquired pursuant to Section 3.1, held by the Investor for sale in the manner specified in such notice, provided that the reasonably anticipated aggregate price to the public of such offering shall exceed $1,000,000.  The Company shall prepare a registration statement (a “Demand Registration Statement”) on Form S-3 or such other appropriate or available registration form of the SEC, utilizing Rule 415 to the extent possible under the Securities Act if so requested, with respect to any Demand Registration Statement.  The Company shall not be required to effect more than one Demand Registration Statement, provided, however that if the number of shares requested by the Investor to be included in the Demand Registration Statement has been reduced by twenty-five percent (25%) or more pursuant to Section 3.2(a)(iv), the Company shall be required to effect one additional Demand Registration Statement if so requested in accordance with this clause (i), provided, further, that in the case of any such reduction, the Company shall not be required to effect more than two (2) Demand Registration Statements in the aggregate.

(ii)                                  Following receipt of any notice under paragraph (i) above, the Company may also register for sale for its own account or that of other security holders such additional shares of the Company’s capital stock as it shall desire, subject to paragraph (iv) below.

(iii)                               In connection with any registration pursuant to this Section 3.2(a), if and when the Company is required by the provisions of paragraph (i) to register the Purchased Shares, the Company shall:

(x)                                   subject to receipt of necessary information from the Investor after prompt request from the Company to provide such information, prepare and file with the SEC, within thirty (30) days after receiving appropriate notice from the Investor as provided for in (i) above, a Demand Registration Statement to enable the resale of the Purchased Shares by the Investor; provided, that if the terms of the underwriting agreement executed in connection with any registration pursuant to Section 3.2(a) or 3.2(b) prohibit the Company from filing any Demand Registration Statement, the Company shall have the right to delay such filing for the required period, which period shall not exceed ninety (90) days;

(y)                                 use its reasonable best efforts to cause the Demand Registration Statement to become effective as promptly as practicable after the initial filing thereof with the SEC and, in any event, within seventy five (75) days of the request provided by the Investor to the Company pursuant to Section 3.2(a)(i) or, in the event of a review of the Demand Registration Statement by the SEC, within one hundred fifty (150) days of the request provided by the Investor to the Company pursuant to Section 3.2(a)(i) (the date such Demand Registration Statement is initially declared effective by the SEC, the “Effective Date”), such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC in such period any financial statements that are required to be filed prior to the effectiveness of such Demand Registration Statement; and

(z)                                   use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to such Demand Registration Statement, as appropriate, and the prospectus used in connection therewith as may be necessary to keep such Demand Registration Statement current, effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to the Purchased Shares, the earliest of (x) the date on which the Investor may sell all Purchased Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act, (y) the second anniversary of the effective date of such Demand Registration Statement or (z) the date on which there cease to be any Purchased Shares outstanding.

(iv)                              In connection with any registration pursuant to this Section 3.2(a), the Investor may elect to sell Purchased Shares in an underwritten offering in accordance with the conditions set forth in this paragraph (iv).  In any such underwritten offering, the investment bank that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, the Investor, subject to the consent of the Company, which consent will not be unreasonably withheld.  The Investor may not participate in any underwritten offering hereunder unless the Investor (x) agrees to sell such Purchased Shares on the basis provided in any underwriting arrangements approved pursuant hereto and (y) completes and executes all other customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.  In the case of any such underwritten offering, if the managing underwriter for such offering advises the Company in writing that in its good faith opinion the amount of securities requested to be included therein exceeds the amount of securities that can be sold in such offering such that the inclusion of such Purchased Shares would adversely affect marketing of the securities to be sold pursuant to the offering, the Purchased Shares held by the Investor shall have priority over any securities to be sold by the Company or any additional holders of the Company’s securities.

(v)                                 If the Investor determines, prior to the effectiveness of the Demand Registration Statement, not to sell Purchased Shares pursuant to such Demand Registration Statement, the Investor shall provide written notice to the Company and the Company shall cease all efforts in connection with such Demand Registration Statement; provided, however, that, except where such notice of withdrawal is provided within thirty (30) days of the occurrence of an event or circumstance that would result in a Material Adverse Effect, the Investor shall bear the costs and expenses incurred prior to such withdrawal and the Investor shall pay in full to the Company, within thirty (30) days after presentation of an invoice by the Company therefor, all reasonable costs and expenses incurred by the Company in connection with such withdrawal, provided, however, that to the extent that the Company and other holders exercising similar registration demand registration rights include any shares of Common Stock in such registration, the Company and such other holders shall pay their pro rata share of any such expenses, on the basis of the shares being offered thereby.

(b)                                 Piggyback Registration.

(i)                                     If on or prior to December 31, 2010, the Company at any time proposes to register any of its equity securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both on any registration form (other than Forms S-4, S-8 or another form not available for registering the Purchased Shares for sale to the public) which permits the inclusion of Purchased Shares held by the Investor (a “Piggyback Registration”), then each such time the Company will give written notice to the Investor of its intention so to do.  Upon the written request of the Investor, received by the Company within twenty (20) days after the giving of any such notice by the Company, to register any of the Investor’s Purchased Shares, the Company will use its reasonable best efforts to cause the Purchased Shares as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent requisite to permit the sale or other disposition by the Investor of such Purchased Shares so registered.

(ii)                                  The Company shall have the right to select the managing underwriter(s) for any underwritten Piggyback Registration.  The Investor shall (together with the Company) enter into an underwriting agreement in customary form in connection with the registration of Purchased Shares in any such underwritten Piggyback Registration.  If such proposed Piggyback Registration is an underwritten offering and the managing underwriter for such offering advises the Company in writing that in its good faith opinion the amount of securities requested to be included therein exceeds the amount of securities that can be sold in such offering such that the inclusion of such Purchased Shares would adversely affect marketing of the securities to be sold by the Company, any securities to be sold by the Company shall have priority over any Purchased Shares held by the Investor, and the number of shares to be included by the Investor and other holders of the Company’s securities exercising similar piggyback registration rights shall be reduced pro rata on the basis of the percentage of the then outstanding Purchased Shares held by the Investor and all such other holders exercising similar piggyback registration rights.  Notwithstanding the provisions of this Section 3.2(b), the Company shall have the right at any time after it shall have given written notice to the Investor pursuant to Section 3.2(b)(i) (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after filing, but prior to effectiveness.

(c)                                  Registration Procedures and Other Matters.  If and when the Company is required by the provisions of paragraphs (a) or (b) to register Purchased Shares, the Company shall use its reasonable best efforts to:

(i)                                     furnish to the Investor with respect to the Purchased Shares registered under any registration statement filed by the Company pursuant to Sections 3.2(a) or (b) hereof (a “Registration Statement”) such number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Purchased Shares by the Investor;

(ii)                                  file documents required for compliance with blue sky laws in states specified in writing by the Investor and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of such Demand Registration Statement pursuant to Section 3.2(a) hereof; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

(iii)                               bear all reasonable expenses in connection with the procedures in this Section 3.2 and the registration of the Purchased Shares pursuant to the Registration Statement;

(iv)                              advise the Investor promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

(v)                                 provide a “Plan of Distribution” section of the Registration Statement substantially in a form reasonably acceptable to the Investor (subject to the comments of the SEC).

(d)                                 The Company understands that the Investor disclaims any classification as an underwriter; provided, however, that the fact of the Investor being classified as an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

(e)                                  Within three (3) business days of the effective date of the Registration Statement, the Company shall advise its transfer agent that the Purchased Shares covered by such Registration Statement are subject to an effective registration statement and can be reissued free of restrictive legend upon notice of a sale by the Investor and confirmation by the Investor that it has complied with the prospectus delivery requirements; provided that the Company has not advised the transfer agent orally or in writing that such Registration Statement has been suspended; provided, further, that in the event the Company’s transfer agent requires an opinion of counsel to the Company for any such reissuance, the Company shall cause its counsel to issue an opinion to the transfer agent stating the foregoing within three business days after any such request for an opinion by the transfer agent.

(f)                                    Transfer of Shares After Registration; Suspension.

(i)                                     The Investor agrees that it will not effect any disposition of the Purchased Shares that would constitute a sale within the meaning of the Securities Act except (A) as contemplated in Sections 3.2(a) and (b) or (B) as otherwise permitted by law, including pursuant to the safe harbor provided by Rule 144 under the Securities Act, and that it will promptly notify the Company of any material changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(ii)                                  Except in the event that Section 3.2(b) or paragraph (iii) below applies, the Company shall (x) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Purchased Shares being sold thereunder, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (y) provide the Investor copies of any documents filed pursuant to clause (x) above; and (z) inform the Investor that the Company has complied with its obligations in clause (x) above (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to clause (x) above when the amendment has become effective).

(iii)          Except to the extent that Section 3.2(b) applies, and subject to paragraph (iv) below, in the event (w) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information; (x) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (y) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Purchased Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (z) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; then the Company shall deliver a notice in writing to the Investor (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Purchased Shares pursuant to the Registration Statement (a “Suspension”) until the Investor’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until the Investor is advised in writing by the Company that the current prospectus may be used, and the Investor has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus.  In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed within thirty (30) days after delivery of a Suspension Notice to the Investor.  In addition to and without limiting any other remedies (including, without limitation, remedies available under applicable law or in equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 3.2(f)(iii).

(iv)          The Company may require the Investor participating in any registration to furnish to the Company such information regarding the Investor as required under applicable law and the Investor’s intended method of distribution of such Purchased Shares as the Company may from time to time reasonably request in writing.  The Investor agrees to promptly notify the Company of any inaccuracy or change in information previously furnished by the Investor to the Company or of the occurrence of any event in either case as a result of which any prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding the Investor or its intended method of distribution of such Purchased Shares or omits to state any material fact regarding the Investor or its intended method of distribution of such Purchased Shares required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish information so required so that such prospectus shall not contain, with respect to the

Investor or the distribution of such Purchased Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(v)           Notwithstanding the foregoing paragraphs of this Section 3.2(f), the Investor shall not be prohibited from selling Purchased Shares covered by a Registration Statement initiated pursuant to Section 3.2(a) as a result of Suspensions on more than two occasions of not more than 30 days each in any twelve (12) month period, unless, in the good faith judgment of the Company’s Board of Directors, upon the advice of counsel, the sale of Purchased Shares under the Registration Statement in reliance on this Section 3.2(f)(v) would be reasonably likely to cause a violation of the Securities Act, the Exchange Act or other applicable law.

(vi)          Provided that a Suspension is not then in effect, the Investor may sell Purchased Shares under the Registration Statement, provided that it arranges for delivery of a current prospectus to the transferee of such Purchased Shares in compliance with applicable law.  Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current prospectuses to the Investor and to supply copies to any other parties requiring such prospectuses.

(g)           Indemnification.  For the purpose of this Section 3.2(g):

(x)            the term “Selling Stockholder” shall include the Investor and any affiliate of the Investor;

(y)           the term “Registration Statement” shall include the prospectus in the form filed as part of the Registration Statement at the time of effectiveness (or, in the case of an underwritten offering, at the time immediately prior to the pricing of the offering), and each exhibit, supplement (including any free writing prospectus as defined under Rule 405 of the Securities Act) or amendment included in or relating to such Registration Statement; and

(z)            the term “untrue statement” shall include any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)            The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (x) any untrue statement contained in the Registration Statement, as amended at the time of effectiveness or (y) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness.  The Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in this Section 3.2 respecting the sale of the Purchased Shares or any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder.  The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

(ii)           The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of a Selling Stockholder specifically for use in preparation of the Registration Statement.  The Investor will reimburse the Company (or such officer, director or controlling person, as the case may be) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Investor’s obligation to indemnify the Company shall be limited to the amount received by the Selling Stockholders from the sale of the Purchased Shares giving rise to such obligation.

(iii)          Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3.2(g), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve such indemnifying person from any liability which it may have to any indemnified person under this Section 3.2(g), except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action.  Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person.  After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the reasonable expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties.  In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(iv)          If the indemnification provided for in this Section 3.2(g) is unavailable to or insufficient to hold harmless an indemnified person under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and the Investor, as well as any other Selling Stockholders under such registration statement, on the other, in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company, on the one hand, or the Investor or other Selling Stockholder, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement.  The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation (even if the Investor and other Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (iv).  The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (iv), the Investor shall not be required to contribute any amount in excess of the amount by which the amount received by the Investor from the sale of the Purchased Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Investor’s obligations in this subsection to contribute shall be in proportion to its sale of Purchased Shares to which such loss relates and shall not be joint with any other Selling Stockholders.

(v)           The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 3.2(g), and are fully informed regarding said provisions.  They further acknowledge that the provisions of this Section 3.2(g) fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.  The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 3.2(g), and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 3.2(g) and further agree not to attempt to assert any such defense.

(h)           Termination of Conditions and Obligations.  The conditions precedent imposed by Section 3.2 upon the transferability of the Purchased Shares shall cease and terminate as to any particular number of the Purchased Shares when such Purchased Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Purchased Shares, at the time such Purchased Shares are eligible for sale pursuant to Rule 144(b)(1) or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

(i)            Information Available.  So long as the Registration Statement is effective covering the resale of Purchased Shares owned by the Investor, the Company will furnish to the Investor, upon reasonable request, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses; and upon the reasonable request of the Investor, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with the Investor or a representative thereof at the Company’s headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Purchased Shares; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company with respect thereto.

3.3           Issuance and Quotation.  The Company shall comply with all requirements of FINRA and the SEC with respect to the issuance of the Purchased Shares and shall comply with the requirements of the Trading Market with respect to the listing of the Purchased Shares on the Trading Market.

3.4           No Manipulation of Stock.  The Company will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Purchased Shares.

3.5           Investment Company.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

3.6           No Integration.  The Company shall not, and shall use its reasonable best efforts to ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares to the Investor, or that will be integrated with the offer or sale of the Purchased Shares for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such transaction.

3.7           Rule 144.  The Company covenants that it will timely file the reports required to be filed by it under the Securities Act and the rules and regulations adopted by the SEC thereunder and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of the Investor if such request is made after the first anniversary of the Closing Date, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as the Investor may reasonably request, all to the extent required from time to time to enable the Investor to sell Purchased Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.  For the avoidance of doubt, the Investor may request that the Company remove, and the Company agrees to authorize and instruct (including by causing any required legal opinion to be provided) the removal of any legend from the Purchased Shares promptly (x) following any sale of the Purchased Shares pursuant to an effective Registration Statement or Rule 144, (y) if the Purchased Shares are eligible for sale under Rule 144 without reference to volume or manner of sale limitations, or (z) after the Registration Statement becomes effective.  Upon request, the Company will provide to the Investor written certification of its compliance with the provisions of this Section 3.7.

3.8           Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “blue sky” laws of the states of the United States following the Closing Date.

3.9           Further Assurances.  The Company hereby agrees to take all further actions, execute all further documents and perform all further things necessary to give effect to the provisions of this Agreement.

3.10         Representations.  The Company and the Investor acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Articles II and IV herein.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Company that:

4.1           Due Authorization.  The Investor has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.  The execution of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Investor and this Agreement has been validly executed and delivered and constitutes the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws; except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights, generally; and, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2           Purchase Entirely for Own Account.  The Purchased Shares will be acquired for investment only for the Investor’s own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof in violation of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Investor does not have any contract, undertaking, agreement, or arrangement with any Person to sell, transfer, or grant participation to any Person with respect to any of the Purchased Shares.  Nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Purchased Shares for any period of time.

4.3           Disclosure of Information.  The Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Purchased Shares.  The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares.  The Investor recognizes that an investment in the Purchased Shares involves a high degree of risk, including the risk of total loss of the Investor’s investment.  The Investor has knowledge and experience in the financial and business matters such that it is capable of evaluating the risks of the investment in the Purchased Shares.  The foregoing, however, does not limit or modify the representations and warranties of the Company in this Agreement or the right of the Investor to rely thereon.  The Investor has, with respect to all matters relating to this Agreement and the offer and sale of the Purchased Shares, not relied upon counsel to the Company except for the legal opinion to be delivered to the Investor pursuant to Section 1.3(c)(vi).

4.4           Accredited Investor.  The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, as presently in effect and the

Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to the transactions contemplated hereby.

4.5           Restricted Securities.  The Investor understands that the Purchased Shares that it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Purchased Shares may be resold without registration under the Securities Act, only in certain limited circumstances.  In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.6           Legends.  It is understood that the certificates evidencing the Purchased Shares shall bear a legend, reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE.  THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE ACT UNLESS SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS OTHERWISE EXEMPT FROM REGISTRATION AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR EXACT SCIENCES CORPORATION, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.”

4.7           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

4.8           Disclosures to the Company.  The Investor understands that the Company is relying on the statements contained herein to establish an exemption from registration under federal and state securities laws.

ARTICLE V

MISCELLANEOUS

5.1                                 Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company herein shall survive the execution of this Agreement, the delivery to the Investor of the Purchased Shares being purchased and the payment therefor; provided, that the representations and warranties of the parties hereunder shall only survive for a period of one (1) year following the Closing Date.

5.2                                 Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (b) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given and received (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows:

(A)                              if to the Company, to:

EXACT Sciences Corporation
100 Campus Drive
Marlborough, MA 01752
Attention: Chief Executive Officer
Fax: (508) 683-1201

with a copy to:

Goodwin Procter LLP

53 State Street

Boston, MA 02109

Attention: Edward A. King, Esq.

Fax: (617) 523-1231

(B)                                if to the Investor, at its address below, or at such other address or addresses as may have been furnished to the Company in writing:

Genzyme Genetics

1700 West Park Drive

Westborough, Massachusetts 01581

Attention: Sr. Vice President & General Manager
Fax: (508) 870-7504

with a copy to:

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142
Attention: General Counsel
Fax: (617) 252-7553

5.3                                 Changes.  This Agreement may not be modified, waived or amended except pursuant to an instrument in writing signed by the Company and the Investor; provided that the Investor may waive in writing any provision that is intended for its benefit.

5.4                                 Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

5.5                                 Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

5.6                                 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Currency.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

5.7                                 Equitable Relief.  The Company recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor is entitled to seek temporary and permanent injunctive relief in any such case. The Investor also recognizes that, if it fails to perform or discharge any of its obligations under this Agreement, any remedy at law may prove to be  inadequate relief to the Company.  The Investor therefore agrees that the Company is entitled to seek temporary and permanent injunctive relief in any such case.

5.8                                 Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

5.9                                 Prior Agreements.  This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements (including without limitation oral agreements) concerning the purchase and sale of the Purchased Shares.

5.10                           Costs, Expenses and Taxes.  The Company and the Investor shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that all fees and expenses incident to the Company’s performance of or compliance with its obligations under Section 3.2(a), (b) and (c)  of this Agreement (excluding any underwriting discounts and selling commissions and all legal fees and expenses of legal counsel for the Investor) shall be borne by the Company.  The Company shall pay all stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Shares to the Investor.

5.11                           Transfer of Rights.  All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Purchased Shares), whether so expressed or not; provided, however, that rights conferred to the Investor may be transferred to a transferee of Purchased Shares only if the Company has been given written notice thereof, such transfer complies with the requirements of applicable law and FINRA and the SEC and such transferee is a purchaser of Purchased Shares from the Investor representing at least fifty percent (50%) of the Purchased Shares.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EXACT SCIENCES CORPORATION

By:	/s/ Jeffrey R. Luber
Name: Jeffrey R. Luber
Title: President and Chief Executive Officer

GENZYME CORPORATION

By:	/s/ Earl M. Collier, Jr.
Name: Earl M. Collier, Jr.
Title: Executive Vice President

Nominee name for stock certificate (if any):

[Common Stock Subscription Agreement]